Exhibit (s)(1)

POWER OF ATTORNEY

I, the undersigned, a trustee of Guggenheim Investments Private Credit Fund (the “Fund”), hereby constitute and appoint each of Brian E. Binder and Mark E. Mathiasen, and each of them singly, with full powers of substitution and resubstitution, my true and lawful attorney, with full power to him to sign for me, and in my name and in the capacity indicated below, any Registration Statement of the Fund on Form N-2, all Pre-Effective Amendments to any such Registration Statement of the Fund, any and all subsequent Post-Effective Amendments to such Registration Statement, including, without limitation, pursuant to Rule 462(d), any and all supplements or other instruments in connection therewith, and any subsequent Registration Statements for the same offering which may be filed under Rule 462(b), and any annual report on Form 10-K, quarterly report on Form 10-Q, and current report on Form 8-K, and any and all amendments thereto and other instruments in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, the securities regulators of the appropriate states and territories and any other regulatory authority having jurisdiction over the issuance of rights and the offer and sale of shares of beneficial interest of the Fund, any and all agreements, filings, documents, registrations, notices, and other instruments required or permitted to be filed pursuant to the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended (the “1940 Act”), the Investment Advisers Act of 1940, as amended, the Commodities Exchange Act, as amended, the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act), and the rules thereunder, and/or any rules or regulations passed or adopted by any exchange on which the Fund’s shares trade (an “Exchange”), the National Futures Association (“NFA”), the Financial Industry Regulatory Authority (“FINRA”), and/or any other self-regulatory organization (each, an “SRO”) to whose authority the Fund is subject, and any and all agreements, filings, documents, registrations, notices, and other instruments required or permitted to be filed to comply with the statutes, rules, regulations or law of any state or jurisdiction, including those required to qualify to do business in any such state or jurisdiction (collectively, the “Securities and Commodities Laws”), and to file the same, with all exhibits thereto, and other agreements, documents and other instruments in connection therewith, with the appropriate regulatory body including, but not limited to, the Securities and Exchange Commission, the Commodity Futures Trading Commission, an Exchange, the NFA, FINRA, and any SRO, and/or the securities regulators or other agency or regulatory body of the appropriate states and territories, and generally to do all such things in my name and on my behalf in connection therewith as such attorney deems necessary or appropriate to comply with the Securities and Commodities Laws and all related requirements, granting unto such attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that such attorney lawfully could do or cause to be done by virtue hereof. This Power of Attorney may be executed in written form, by facsimile or by other means using electronic or digital technology, whether it is a computer generated signature, an electronic copy of the party’s true ink signature or otherwise.

[Signature Page Follows]

Name	Capacity	Date

/s/ Brian E. Binder	Trustee	December 4, 2026
Brian E. Binder
/s/ Robert Camacho	Trustee	December 4, 2026
Robert Camacho
/s/ Todd M. Corbin	Trustee	December 4, 2026
Todd M. Corbin
/s/ James P. Fortescue	Trustee	December 4, 2026
James P. Fortescue
/s/ Marc S. Goodman	Trustee	December 4, 2026
Marc S. Goodman
/s/ Peter E. Roth	Trustee	December 4, 2026
Peter E. Roth
/s/ Stephanie T. Yeh	Trustee	December 4, 2026
Stephanie T. Yeh